Exhibit 10.6

RUMBLE INC.
SECOND AMENDED AND RESTATED
STOCK OPTION PLAN

This Second Amended and Restated Stock Option Plan (the “Plan”) was initially adopted by Rumble Inc., a corporation incorporated under the laws of the Province of Ontario (“Rumble Canada”), as the Rumble Inc. Stock Option Plan on September 1, 2020 and was amended and restated on April 9, 2021 and again on October 21, 2021 (the “Prior Plan”). The Plan was assumed in its entirety by Rumble Inc., a corporation incorporated under the laws of the State of Delaware (the “Company”), and was amended and restated in its present form on September 16, 2022 (the “Restatement Date”) to reflect the assumption of the sponsorship of the Plan. No additional Options (as defined below) will be made under the Plan after the Restatement Date.

On the Restatement Date, each Option that was outstanding immediately prior to the Restatement Date (each, a “Prior Option”) was cancelled and converted into a new option (a “New Option”) to purchase (1) a number of Plan Shares (as defined below) equal to the product (rounded down to the nearest whole number) of (x) the number of Class A Common Shares of Rumble Canada or Class B Common Shares of Rumble Canada subject to such Option immediately prior to the Restatement Date, and (y) 16.474 (the “Option Exchange Ratio” and the Plan Shares described in this clause (1), being the “Base Option Shares”), and (2) and for each Base Option Share, a fraction of a Plan Share equal to 0.4915 of a Plan Share (the Plan Shares described in this clause (2), the “Tandem Option Earnout Shares”), with the following terms applying to each New Option:

●	the aggregate exercise price per Base Option Share together with the related fraction of the Tandem Option Earnout Share (the “Exercise Price”) is equal to (A) the exercise price per Class A Common Share of Rumble Canada or Class B Common Share of Rumble Canada of such Option immediately prior to the Restatement Date, divided by (B) the Option Exchange Ratio (rounded up to the nearest whole cent);

●	upon exercise of any New Option by delivery of the Exercise Price, the applicable Optionee (as defined below) will receive one Base Option Share and, provided the Tandem Option Earnout Shares have not been forfeited pursuant to the provisions of Section 2.15 of that certain Business Combination Agreement, dated as of December 1, 2021, by and between the Company and Rumble Canada, as the same may be amended and/or restated from time to time (the “BCA”), the related fraction of a Tandem Option Earnout Share, in each case in the form of Plan Shares; provided, that no fractional Plan Shares will be issued upon exercise or settlement of any New Options and the number of Plan Shares issued upon exercise of New Options will be rounded down to the next lowest whole number, with all exercises that are effectuated by the holder of New Options at any one time being aggregated before any such reduction is effectuated; and

●	if, upon exercise of a New Option, the Tandem Option Earnout Shares to be issued are subject to the satisfaction of any outstanding conditions set forth in Section 2.15 of the BCA, such Tandem Option Earnout Shares shall, instead of being delivered to the holder of the New Option, be delivered by the Company to the Escrow Agent (as defined in the BCA) to be held by the Escrow Agent in accordance with Section 2.15 of the BCA and the provisions of the Escrow Agreement (as defined in the BCA).

The terms of the Plan, as amended and restated herein, shall apply to all New Options, including Plan Shares acquired pursuant to the exercise of the New Options. All New Options outstanding as of the Restatement Date and Option Agreements evidencing such New Option are hereby, and without any other action on the part of the Company, Rumble Canada, or any Optionee, assumed by the Company and modified effective as of the Restatement Date to replace all references to defined terms in the Prior Plan with references to the same defined terms as defined in the Plan immediately following the Restatement Date and to effect the other changes to the Prior Options as described above. All New Options, as assumed by the Company on the Restatement Date in accordance with this paragraph, shall otherwise remain outstanding and in full force and effect in accordance with their terms (as modified as described above).

1.       PURPOSE

The purpose of the Plan is to authorize the grant to certain key employees, advisory board members, directors, officers, and consultants (which shall include, for greater certainty, an individual person or entity, including but not limited to a corporation, partnership or other legal persons) of the Company, or any present or future subsidiary thereof as hereinafter defined, of options (the “Options” or individually an “Option”) to purchase shares of Class A Common Stock of the Company (the “Plan Shares”). The goal of the Plan is to benefit the Company (and its direct and indirect subsidiaries) by enabling it to retain and motivate key individuals or entities, including but not limited to a corporation, partnership or other legal persons, as applicable. The Plan provides these key individuals or entities, including but not limited to a corporation, partnership or other legal persons, as applicable, with the opportunity to purchase Plan Shares.

2.       ADMINISTRATION

The Plan shall be administered by the board of Directors of the Company (the “Board”). Subject to approval by the Board, the Company shall grant Options to purchase Plan Shares under the Plan.

3.       SHARES SUBJECT TO PLAN

The aggregate number of shares of the Company which may be issued and sold under the Plan shall be subject to authorization by the Board from time to time.

4.       ELIGIBILITY

(a)       Options shall be granted only to employees, advisory board members, directors, officers, and consultants (which shall include, for greater certainty, an individual person or entity, including but not limited to a corporation, partnership or other legal persons) of the Company or any subsidiary (the “Optionees” or individually an “Optionee”)

(b)       The term “subsidiary” as used in the Plan shall mean any corporation in which the Company owns, directly or indirectly, shares possessing 50% or more of the total combined voting power of all classes of its shares.

(c)       Subject to the terms and conditions of this Plan, the Board shall have full and final authority to determine the persons who are to be granted Options under the Plan and the number of Plan Shares subject to each Option.

5.       PRICE

The purchase price for the Plan Shares of the Company under each Option shall be determined by the Board at the time such Option is granted.

6.       PERIOD OF OPTION AND RIGHTS TO EXERCISE

(a)       Subject to the provisions of this Section 6 and Sections 8 and 9, Options shall be exercisable in whole or in part, and from time to time, as determined in each case by the Board, at the time of granting the Option.

(b)       Except as set out by the Board, Options shall be granted for a term not exceeding twenty (20) years.

(c)       The Plan Shares to be purchased upon each exercise of any Option shall be paid for in full, in cash or by certified cheque, at the time of such exercise.

(d)       Except as provided in Sections 8 and 9, no Option may be exercised unless the Optionee is then an employee, director, officer, or advisory board member of the Company or any subsidiary and, in the case of an employee, shall have been continuously employed by one or more of the Company and its subsidiaries since the grant of his/her Option. Absence or leave approved by the Board shall not be considered an interruption of employment for any purpose of the Plan.

(e)       All rights under an Option unexercised at the termination of the Option shall be forfeited.

(f)       No fractional Plan Shares shall be issued under the Plan.

(g)       Subject to the provisions of the Plan, an Option may be exercised from time to time by delivering to the Company at its registered office a written notice of exercise (the “Exercise Notice”) in a form reasonably acceptable to the Company. The Exercise Notice shall specify the number of Plan Shares with respect to which the Option is being exercised and shall be accompanied by payment in cash or certified cheque in full of the purchase price of the Plan Shares then being purchased.

7.       NON-TRANSFERABILITY OF OPTION

(a)       Options are not transferable or assignable during the lifetime of the Optionee.

(b)       Upon an Optionee’s death, subject to Section 6 and Section 8, an Option may be exercised by the legal representative of his or her estate or any other person who acquires his or her rights in respect of the Option by bequest or inheritance.

(c)       Upon an Optionee becoming mentally incapable, subject to Section 6 and Section 8, the legal representative having authority to deal with the property of the Optionee may exercise the Option.

(d)       An individual person exercising an Option may subscribe for Plan Shares only in his or her own name as Optionee or in his or her capacity as a legal representative of an Optionee.

8.       TERMINATION OF EMPLOYMENT

(a)       If the employment of an Optionee is terminated by the Company or any of its subsidiaries for cause, then each Option held by such Optionee which has not been exercised prior to such termination shall immediately and without requirement for any further act or formality in all respects terminate and be of no further force or effect.

(b)       If an Optionee ceases to be an advisory board member, a director, or officer of the Company or the employment of an Optionee is terminated by the Company or any of its subsidiaries or by the Optionee for any reason other than for cause, and such Optionee holds any unexercised Options then in effect: (i) such Options shall immediately terminate and be of no force and effect to the extent such Options will not vest within 180 days of the termination of employment or removal from the advisory board, Board or office; and (ii) such Options may be exercised to the extent they have vested or will vest within 180 days of the termination of employment by no later than 5:00 p.m. (Toronto time) on the date that is 180 days following the date of such termination or removal from the advisory board, Board or office; and thereafter such Options shall in all respects terminate and be of no further force or effect. Notwithstanding anything to the contrary contained in this Section 8(b), if a Liquidity Event occurs during such 180 day period, all unexpired Options of such Optionee shall be subject to Section 10 provided, however, that if the Liquidity Event is not completed within six (6) months of the date of the Liquidity Event Notice (as defined in Section 10(b)) all such Options shall terminate and be of no further effect as of the end of such six (6) month period.

9.       ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE

If there is any change in the character or amount of the Plan Shares as a result of a recapitalization, merger, consolidation, stock dividend, stock split, combination or exchange of Plan Shares, or otherwise, prior to the exercise of any Options previously granted, then the Company may make appropriate adjustments to the terms and conditions of such options in order to prevent dilution or enlargement of the rights granted to Optionees under such options. The Company may make similar adjustments to the total number of Plan Shares that may be optioned under the Plan.

10.       LIQUIDITY EVENTS

(a)       For the purposes of this Section 10, “Liquidity Event” means:

(i)       a general offer to purchase over fifty-percent (50%) of the issued and outstanding shares of the Company (the “Shares”) made by a third party; or

(ii)       the Company proposes to sell all or substantially all of its business and assets; or

(iii)       the Company proposes to merge, amalgamate or be absorbed by or into any other company whereby the shareholders of the Company immediately prior to the consolidation, merger or amalgamation receive less than fifty-percent (50%) of the voting rights attached to the Shares of the consolidated, merged or amalgamated Company;

(b)       Except as otherwise determined by the Board, if a Liquidity Event occurs, then, notwithstanding but subject to the other provisions of the Plan and subject to any required regulatory approvals, the following shall apply:

(i)       The Company shall provide a written notice (the “Liquidity Event Notice”) to each Optionee then holding unexpired Options (whether vested or not) advising of the Liquidity Event, including reasonable particulars thereof. The Liquidity Event Notice shall provide that the Optionee may, at any time during the period determined by the Company in its discretion and specified in such notice, exercise all or any portion of any unexpired Options then held by the Optionee.

(ii)       If an Optionee wishes to exercise any of its unexpired Options, then such exercise shall be made in accordance with Section 6; provided that, if necessary to permit such Optionee to participate in the Liquidity Event, the Options so exercised shall be deemed to have been exercised and the issuance of the Shares issuable upon such exercise (such Shares being referred to in this Section 10 as the “Specified Shares”) shall be deemed to have been issued effective as of the first business day, being any day other than a Saturday, Sunday or a statutory holiday in the Province of Ontario, immediately prior to the date on which the Liquidity Event occurs.

(iii)       If, upon the expiry of the exercise period specified in the Liquidity Event Notice, the Liquidity Event is completed and an Optionee did not, prior to the expiration of such exercise period, exercise the entire or any portion of the Option which such Optionee was entitled to exercise in accordance with the provisions of Section 10, then as of and from the expiry of such exercise period such Option, in whole or in part, shall be deemed to have terminated and be of no further force and effect.

(c)       Except as otherwise determined by the Board, if:

(i)       the Liquidity Event is not completed, or

(ii)       all of the Specified Shares tendered by the Optionee pursuant to the Liquidity Event are not purchased by the offeror in respect thereof within six (6) months of the date of the Liquidity Event Notice, then the Specified Shares or, in the case of clause (8) above, the portion thereof that are not taken up and paid for by such offeror, shall be returned by the Optionee to the Company and either cancelled or reinstated as authorized but unissued Plan Shares, and all of the terms and conditions of the Options before the Liquidity Event occurred shall apply again.

11.       EFFECTIVE DATE OF THE PLAN

Upon adoption by the Board, the Plan (as amended and restated hereby) becomes effective as of September 16, 2022.

12.       EVIDENCE OF OPTIONS

Each Option granted under the Plan shall be embodied in a written option agreement (the “Option Agreement”) between the Company and the Optionee. The Option Agreement shall give effect to the provisions of the Plan.

13.       ALTERATIONS TO PLAN

The Board may from time to time alter, amend, vary, any of the provisions of the Plan; provided, however, that any alteration, amendment or variation of the Plan including but not limited to any change in the share structure of the Company and any change to the terms of the Options which in any way materially affect the rights, benefits or obligations of the Optionees, shall not have force or effect until the affected Optionees have agreed in writing to be bound thereby.

14.       GOVERNING LAW

This Agreement shall be construed in accordance with and be governed by the laws of the Province of Ontario, shall be deemed to have been made in said Province, and shall be in accordance with all applicable securities laws.

15.       TERM OF PLAN

The Plan shall terminate on a date to be determined by the Board.

16.       EXPIRY OF OPTION

On the expiry date of any Option granted under the Plan, such Option hereby granted shall forthwith expire and terminate and be of no further force or effect whatsoever in respect of the Options which have not been exercised. If any Option granted hereunder shall expire or terminate for any reason without being exercised, the Plan Shares subject thereto, shall again be available for the purpose of this Plan.

17.       GENERAL

(a)       The Company has the authority to administer, implement and interpret the Plan. The determination by the Company of any question which may arise as to the interpretation or implementation of the Plan or any of the Options granted hereunder shall be final and binding on all Optionees and other persons claiming or deriving rights through any of them.

(b)       The Plan shall enure to the benefit of and be binding upon the Company, its successors and assigns.

(c)       The Company’s obligation to issue Plan Shares in accordance with the terms of this Plan and any Options granted hereunder is subject to compliance with the laws, rules and regulations of all public agencies and authorities applicable to the grant of options and the issuance and distribution of securities. As a condition of participating in the Plan, each Optionee shall agree to comply with all such laws, rules and regulations and to furnish to the Company all information and undertakings as may be required to permit compliance with such laws, rules and regulations.

(d)       Each Option shall be subject to the requirement that, if at any time the Board shall determine, in its sole discretion, that the registration, qualification or other approval of, or in connection with, the Plan or the Plan Shares covered by the Plan is necessary or desirable under any applicable law, then such Option may not be exercised (to the extent it is otherwise entitled to do so), in whole or in part, unless and until such registration, qualification or approval shall have been obtained free of any condition not acceptable to the Board. The Optionees shall, to the extent applicable, cooperate with the Company in relation to such registration, qualification or other approval and shall have no claim or cause of action against the Company, or any of its officers or directors, as a result of any failure by the Company to obtain or to take any steps to obtain any such registration, qualification or approval.

(e)       No member of the Board nor officer of the Company shall be liable for any action or determination made in good faith in connection with the Plan and members of the Board and officers shall be entitled to indemnification and reimbursement from the Company in respect of any claim relating thereto.

(f)       An Optionee shall not have the right or be entitled to receive dividends or have or be entitled to any other rights as a shareholder in respect of Plan Shares subject to an Option unless and until such Plan Shares have been paid for in full and issued.

(g)       The Company or any of its subsidiaries may withhold from any amount payable to an Optionee, either under this Plan or otherwise, such amount as may be necessary so as to ensure that the Company or the subsidiary will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions, including on the amount, if any, that may be included in the income of an Optionee. The Company or any of its subsidiary shall also have the right in its discretion to satisfy any such withholding tax liability by retaining or acquiring any Shares which would otherwise be issued or provided to an Optionee hereunder.

(h)       No person shall have any claim or right to be granted Options under the Plan. The grant of any Options by the Company to any Optionee does not entitle such Optionee to any additional grant of Options under the Plan. Neither the Plan nor any action taken thereunder shall interfere with the right of the employer of an Optionee to terminate an Optionee’s employment at any time. Neither any notice period, nor any payment in lieu thereof upon termination of employment if any, shall be considered as extending the period of employment for the purposes of the Plan.

(i)       If any provision of this Plan is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part, if any, of such provision and all other provisions hereof shall continue in full force and effect.

(j)       Upon the exercise of an Option, the Optionee will be deemed to be a party to, and to be bound by all the terms, provisions and conditions of any shareholders’ agreement of the Company in effect.

18.       NOTICES

(a)       Any payment, notice, statement, certificate or other instrument required or permitted to be given to an Optionee or any person claiming or deriving any rights through him/her shall be given by:

(i)       delivering it personally to the Optionee or to the person claiming or deriving rights through him/her, as the case may be, or

(ii)       mailing it postage paid or delivering it to the address, which is maintained for the Optionee in the Company’s personnel records.

(b)       Any payment, notice, statement, certificate or instrument required or permitted to be given to the Company shall be given by mailing it postage prepaid, delivering it to the Company at its principal address to the attention of the President, or (other than in the case of a payment) sending it by means of facsimile or similar means of electronic transmission to the attention of the President.

(c)       Any payment, notice, statement, certificate or other instrument referred to in this Section 18, if delivered, shall be deemed to have been given or delivered on the date on which it was delivered, if mailed, shall be deemed to have been given or delivered on the date of receipt and if by facsimile or similar means of electronic transmission, on the next business day following transmission.

19.       APPROVAL

The Plan (as amended and restated hereby) has been approved by the directors of the Company on September 16, 2022.

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